EXHIBIT (a)(6)


             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

-----------------------------------------------------         -------------------------------------------------------
                              GIVE THE TAXPAYER                                             GIVE THE TAXPAYER
                              IDENTIFICATION                                                IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:     NUMBER OF--                     FOR THIS TYPE OF ACCOUNT:     NUMBER OF--
-----------------------------------------------------         -------------------------------------------------------
1.    An individual's         The individual                  9.    A valid trust,          The legal entity (Do not
      account                                                       estate, or pension      furnish the identifying
                                                                    trust                   number of the personal
2.    Two or more             The actual owner of the                                       representative or trustee
      individuals (joint      account or, if combined                                       unless the legal entity
      account)                funds, any one of the                                         itself is not designated
                              individuals (1)                                               in the account title.)
                                                                                            (5)
3.    Husband and wife        The actual owner of the
      (joint account)         account or, if joint            10.   Corporate account       The corporation
                              funds, either person (1)
                                                              11.   Religious,              The organization
4.    Custodian account of    The minor (2)                         charitable, or
      a minor (Uniform Gift                                         educational
      to Minors Act)                                                organization account

5.    Adult and minor         The adult or, if the            12.   Partnership account     The partnership
      (joint account)         minor is the only                     held in the name of
                              contributor, the minor (1)            the business

6.    Account in the name     The ward, minor, or             13.   Association, club, or   The organization
      of guardian or          incompetent person (3)                other tax-exempt
      committee for a                                               organization
      designated ward,
      minor, or incompetent                                   14.   A broker or             The broker or
      person.                                                       registered nominee      registered nominee

7.    a. The usual            The grantor-trustee (1)         15.   Account with the        The public entity
      revocable savings                                             Department of
      trust account                                                 Agriculture in the
      (grantor is also                                              name of a public
      trustee)                                                      entity (such as a
                                                                    State or local
      b. So-called trust      The actual owner (1)                  government, school
      account that is not a                                         district, or prison)
      legal or valid trust                                          that receives
      under State law                                               agricultural program
                                                                    payments
8.    Sole proprietorship     The owner (4)
      account


--------------------------------------------------------------------------------

(1)  List first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's, or incompetent person's name and furnish such person's social security number.
(4)  Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

         o        A corporation.

         o An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement arrangement (IRA) or custodial account under section 403(b)(7) of the Code.

         o        The United States or any of its agencies or instrumentalities.

         o A state, the District of Columbia, a possession of the United States, or any political subdivisions or instrumentalities.

         o A foreign government, or any of its political subdivisions, agencies, or instrumentalities.

         o An international organization or any of its agencies or instrumentalities.

         o        A foreign central bank of issue.

         o A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.

         o A futures commission merchant registered with the Commodity Futures Trading Commission.

         o        A real estate investment trust.

         o An entity registered at all times during the tax year under the Investment Company Act of 1940.

         o A common trust fund operated by a bank under section 584(a) of the Code.

         o        A financial institution.

         o A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

         o A trust exempt from tax under section 664 of the Code or described in section 4947 of the Code.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

         o        Payments to nonresident aliens subject to withholding under section 1441 of the Code.

         o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

         o Payments of patronage dividends where the amount received is not paid in money.

         o        Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding include the following:

         o        Payments of interest on obligations issued by individuals.
                  Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

         o Payments of tax-exempt interest (including exempt-interest dividends under section 852) of the Code.

         o Payments described in section 6049(b)(5) of the Code to non-resident aliens.

         o Payments on tax-free covenant bonds under section 1451 of the Code.

         o        Payments made by certain foreign organizations.

         o        Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6042, 6045, 6049, 6050A, and 6050N of the Code.

PRIVACY ACT NOTICE--Section 6109 of the Code requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTIES FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS. - If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income and such failure is due to negligence, a penalty of 20% is imposed on any portion of any underpayment attributable to that failure.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.